CONSENT OF INDEPENDENT AUDITORS

Board of Directors
GeneThera, Inc.
Wheat Ridge, Colorado

We consent to the incorporation by reference of our Independent Auditors' Report dated April 14, 2004 on the financial statements of GeneThera, Inc. for the years ended December 31, 2003 and 2002, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around November 18, 2004.

/s/ Kantor, Sewell & Oppenheimer.
CERTIFIED PUBLIC ACCOUNTANTS

Hollywood, Florida
November 18, 2004.